Exhibit 99.1

Pactiv Evergreen Inc. Announces Receipt of All Required Regulatory Approvals

for Planned Acquisition by Novolex

LAKE FOREST, Ill., March 28, 2025 — Pactiv Evergreen Inc. (“Pactiv Evergreen” or the “Company”) (NASDAQ: PTVE) today announced that all required regulatory approvals have been received in connection with the Company’s previously announced definitive agreement to be acquired by Novolex® for $18.00 per share in cash.

As a result, the transaction is now expected to close on April 1, 2025, subject to satisfaction of other customary closing conditions. Upon the completion of the transaction, Pactiv Evergreen will become a privately held company, and its common stock will no longer be listed on Nasdaq.

Goldman Sachs & Co. LLC and Lazard Frères & Co. LLC are acting as financial advisors and Paul Hastings LLP is acting as legal advisor to Pactiv Evergreen.

About Pactiv Evergreen

Pactiv Evergreen is a leading manufacturer and distributor of fresh foodservice and food merchandizing products and fresh beverage cartons in North America. Pactiv Evergreen produces a broad range of on-trend and feature-rich products that protect, package and display food and beverages for today’s consumers. Its products, many of which are made with recycled, recyclable or renewable materials, are sold to a diversified mix of customers, including restaurants, foodservice distributors, retailers, food and beverage producers, packers and processors. Learn more at www.pactivevergreen.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements that reflect Pactiv Evergreen’s current views with respect to certain current and future events. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the expected timing of closing of the proposed transaction. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on Pactiv Evergreen’s expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, (i) the completion of the proposed transaction on the anticipated terms and timing, including the satisfaction of the conditions to the completion of the proposed transaction; (ii) potential litigation relating to the proposed transaction that could be instituted against Pactiv Evergreen or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the proposed transaction (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm Pactiv Evergreen’s business, including current plans and operations, including during the pendency of the proposed transaction; (iv) the ability of Pactiv Evergreen to retain and hire key personnel; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Pactiv Evergreen’s financial performance; (ix) certain restrictions during the pendency of the proposed transaction that may impact Pactiv Evergreen’s ability to pursue certain business opportunities or strategic transactions; (x) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi)

the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed transaction; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; (xiii) the risk that Pactiv Evergreen’s stock price may decline significantly if the proposed transaction is not consummated; and (xiv) those risks described under the heading “Risk Factors” in Pactiv Evergreen’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission. New risks emerge from time to time, and it is not possible for Pactiv Evergreen to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement that Pactiv Evergreen makes. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, Pactiv Evergreen undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Pactiv Evergreen has filed a definitive information statement on Schedule 14C for its shareholders with respect to the approval of the proposed transaction and may file or furnish other documents with the SEC regarding the same. This press release is not a substitute for the information statement on Schedule 14C or any other document that Pactiv Evergreen may file with the SEC or send to its shareholders in connection with the proposed transaction. You may obtain copies of all documents filed by Pactiv Evergreen with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from Pactiv Evergreen’s website at https://investors.pactivevergreen.com/financial-information/sec-filings.

Shareholders of Pactiv Evergreen are urged to carefully read all relevant documents filed with the SEC, including the information statement on Schedule 14C, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction.

Contacts

Investors:

Curt Worthington

Vice President, Strategy & Investor Relations

InvestorRelations@pactivevergreen.com

Media:

Beth Kelly

Sr. Director, Communications

beth.kelly@pactivevergreen.com

Andi Rose / Ed Trissel / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

PTVEmedia@joelefrank.com